Exhibit 99.1

HD Supply Holdings, Inc.

Unaudited Pro Forma Financial Statements

Overview

On October 5, 2015, pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of July 15, 2015, among HD Supply, Inc., a Delaware corporation (“HD Supply”), HD Supply Holdings, LLC, a Florida limited liability company (“Holdings LLC”), HD Supply GP & Management, Inc., a Delaware corporation (“HDS GP”), HD Supply Power Solutions Group, Inc., a Delaware corporation (“HDS PS Group”), Brafasco Holdings, II, Inc., a Delaware corporation (“Brafasco”, and collectively with HD Supply, Holdings LLC, HDS GP and HDS PS Group, the “Sellers”) and Anixter Inc., a Delaware corporation (the “Buyer”), the Sellers and certain affiliates of the Sellers completed the sale to the Buyer, and the Buyer purchased from the Sellers (a) all of the issued and outstanding equity interests of: (i) HD Supply Power Solutions, Ltd., a Florida limited partnership (“HDS PS”), (ii) HDS Power Solutions, Inc., a Michigan corporation (“HDS Power Solutions”), and (iii) Pro Canadian Holdings I, ULC, a Nova Scotia unlimited liability company (“Pro Canadian”, and collectively with HDS PS and HDS Power Solutions, the “Purchased Companies” or “Power Solutions segment”), and (b) certain specified assets of the Sellers and certain affiliates of the Sellers (the “Transactions”).

The purchase price for the Transactions was $825 million in cash, which may be adjusted for certain working capital calculations.  The Purchase Agreement also contains customary representations and warranties as well as covenants by each of the parties. Subject to certain limitations, the Buyer will be indemnified for damages resulting from breaches or inaccuracies of the Sellers’ representations, warranties and covenants in the Purchase Agreement. The Purchase Agreement does not provide for an escrow fund.

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the fiscal years ended February 1, 2015, February 2, 2014, and February 3, 2013 give effect to the Transactions and have been derived from the audited consolidated financial statements and notes thereto included in Holdings’ Form 10-K for the fiscal year ended February 1, 2015 that has been filed with the U.S. Securities and Exchange Commission (“SEC”). The unaudited pro forma consolidated statement of operations for the six months ended August 2, 2015 and the unaudited pro forma consolidated statement of financial position as of August 2, 2015 give effect to the Transactions and have been derived from the unaudited consolidated financial statements and notes thereto included in Holdings’ Form 10-Q for the six months ended August 2, 2015 that has been filed with the SEC. The unaudited pro forma consolidated financial statements are based upon available information and assumptions that Holdings believes are reasonable.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to project the future financial position or operating results of Holdings, together with its direct and indirect subsidiaries, including HDS. In accordance with pro forma rules, the pro forma unaudited consolidated statements of operations have been prepared as if the Transactions occurred on the first day of the first period presented, except for the effect of the use of the proceeds to pay down debt and the associated reduction in interest expense which has only been reflected in pro forma unaudited consolidated statement of operations for the six months ended August 2, 2015 and the year ended February 1, 2015, and the pro forma unaudited consolidated statement of financial position, which has been prepared as if the Transactions occurred on August 2, 2015. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with Holdings’ audited consolidated financial statements and notes thereto included in its Form 10-K for the fiscal year ended February 1, 2015 and Holdings’ unaudited consolidated financial statements and notes thereto included in its Form 10-Q for the six months ended August 2, 2015 that have been filed with the SEC.

The unaudited pro forma consolidated financial statements give effect to the following:

•                  the elimination of the Power Solutions segment;

•                  the use of $825 million sale proceeds to (i) pay an estimated $25 million of transaction costs and (ii) pay approximately $782 million to redeem $675 million outstanding principal of HDS’s 11% Senior Secured Second Priority Notes due 2020 (the “April 2012 Second Priority Notes”), including a make-whole premium of approximately $85 million and $22 million of accrued, but unpaid, interest.

The pro forma financial statements included in Form 8-K and filed with the SEC on July 22, 2015, reflected the use of proceeds of the sale as a prepayment on HDS’s term loan facility under its senior secured credit facility.  On August 13, 2015, HDS entered into an incremental amendment to the credit agreement governing its existing term loan facility, pursuant to which HDS is permitted to pay down certain existing junior debt with asset sale proceeds, including the expected proceeds of the sale of the Power Solutions segment. The Company expects to use the net sale proceeds to redeem all of the outstanding 11% April 2012 Second Priority Notes.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Six Months ended August 2, 2015
	As Reported(1)	Adjustments(2)	Pro Forma

Net Sales	$3,728	$—	$3,728
Cost of sales	2,489	—	2,489
Gross Profit	1,239	—	1,239

Operating expenses:
Selling, general and administrative	806	—	806
Depreciation and amortization	56	—	56
Restructuring	—	—	—
Total operating expenses	862	—	862
Operating Income	377	—	377
Interest expense	212	(38)	174
Other (income) expense, net	1	—	1
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	164	38	202
Provision (benefit) for income taxes	(170)	—	(170)
Income (Loss) from Continuing Operations	334	38	372

Weighted average shares outstanding (thousands):
Basic	196,120		196,120
Diluted	201,221		201,221
Income (loss) from continuing operations per share:
Basic	$1.70		$1.90
Diluted	$1.66		$1.85

(1)As Reported Six Months Ended August 2, 2015 reflect the results of the Power Solutions segment as discontinued operations.

(2)Adjustments reflect: Reduction in interest expense to reflect the redemption of the April 2012 Second Priority Notes with net proceeds of the sale at the beginning of each of the periods presented; interest expense reduction includes cash interest and reduction in amortization of related deferred financing costs.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Year ended February 1, 2015
	As Reported	Adjustments(1)	Pro Forma

Net Sales	$8,882	$(1,912)	$6,970
Cost of sales	6,324	(1,618)	4,706
Gross Profit	2,558	(294)	2,264

Operating expenses:
Selling, general and administrative	1,726	(216)	1,510
Depreciation and amortization	207	(26)	181
Restructuring	7	(1)	6
Total operating expenses	1,940	(243)	1,697
Operating Income	618	(51)	567
Interest expense	461	(75)	386
Loss on extinguishment & modification of debt	108	—	108
Other (income) expense, net	(3)	—	(3)
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	52	24	76
Provision (benefit) for income taxes	56	(14)	42
Income (Loss) from Continuing Operations	(4)	38	34

Weighted average shares outstanding (thousands):
Basic	193,962		193,962
Diluted	193,962		199,842
Income (loss) from continuing operations per share:
Basic	$(0.02)		$0.18
Diluted	$(0.02)		$0.17

(1)Adjustments reflect:

(A) Elimination of the historical revenue and expenses of the Power Solutions segment, as if the sale had occurred at the beginning of the first period presented. An estimated gain on sale has not been included in the unaudited pro forma statement of operations, but will be reflected in the statement of operations when the transaction is consummated.

(B) Reduction in interest expense to reflect the redemption of the April 2012 Second Priority Notes with net proceeds of the sale at the beginning of each of the periods presented; interest expense reduction includes cash interest and reduction in amortization of related deferred financing costs.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Year ended February 2, 2014
	As Reported	Adjustments(1)	Pro Forma

Net Sales	$8,228	$(1,841)	$6,387
Cost of sales	5,870	(1,563)	4,307
Gross Profit	2,358	(278)	2,080

Operating expenses:
Selling, general and administrative	1,649	(206)	1,443
Depreciation and amortization	228	(24)	204
Restructuring	9	(3)	6
Total operating expenses	1,886	(233)	1,653
Operating Income	472	(45)	427
Interest expense	528	—	528
Loss on extinguishment & modification of debt	87	—	87
Other (income) expense, net	20	—	20
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(163)	(45)	(208)
Provision (benefit) for income taxes	58	(14)	44
Income (Loss) from Continuing Operations	(221)	(31)	(252)

Weighted average shares outstanding (thousands):
Basic and Diluted	166,905		166,905
Income (loss) from continuing operations per share:
Basic and Diluted	$(1.32)		$(1.51)

(1)Adjustments reflect: Elimination of the historical revenue and expenses of the Power Solutions segment, as if the sale had occurred at the beginning of the first period presented.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Year ended February 3, 2013
	As Reported	Adjustments(1)	Pro Forma

Net Sales	$7,647	$(1,786)	$5,861
Cost of sales	5,495	(1,515)	3,980
Gross Profit	2,152	(271)	1,881

Operating expenses:
Selling, general and administrative	1,551	(199)	1,352
Depreciation and amortization	306	(25)	281
Restructuring	—	—	—
Total operating expenses	1,857	(224)	1,633
Operating Income	295	(47)	248
Interest expense	658	—	658
Loss on extinguishment & modification of debt	709	—	709
Other (income) expense, net	—	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(1,072)	(47)	(1,119)
Provision (benefit) for income taxes	39	(13)	26
Income (Loss) from Continuing Operations	(1,111)	(34)	(1,145)

Weighted average shares outstanding (thousands):
Basic and Diluted	130,561		130,561
Income (loss) from continuing operations per share:
Basic and Diluted	$(8.51)		$(8.77)

(1)Adjustments reflect: Elimination of the historical revenue and expenses of the Power Solutions segment, as if the sale had occurred at the beginning of the first period presented.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

Amounts in millions

	As of August 2, 2015
	As Reported	Adjustments(1)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$169	$18	(A), (B)	$187
Receivables	1,103	—		1,103
Inventories	883	—		883
Deferred tax asset	15	—		15
Current assets of discontinued operations	574	(574	)(A)	—
Other current assets	43	—		43
Total current assets	2,787	(556)		2,231
Property and equipment, net	328	—		328
Goodwill	2,869	—		2,869
Intangible assets, net	138	—		138
Non-current assets of discontinued operations	283	(283	)(A)	—
Other assets	100	(9	)(B)	91
Total assets	$6,505	$(848)		$5,657

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$715	$—		$715
Accrued compensation and benefits	115	—		115
Current installments of long—term debt	—	—		—
Current liabilities of discontinued operations	253	(253	)(A)	—
Other current liabilities	238	(22	)(B)	216
Total current liabilities	1,321	(275)		1,046

Long term debt, excluding current installments	5,279	(675	)(B)	4,604
Deferred tax liabilities	190	—		190
Other liabilities	108	—		108
Total liabilities	6,898	(950)		5,948

Stockholders’ equity (deficit):
Common stock	2	—		2
Paid—in capital	3,869	—		3,869
Accumulated deficit	(4,207)	87	(A), (B)	(4,120)
Accumulated other comprehensive loss — cumulative currency translation adjustment	(30)	15	(A)	(15)
Treasury stock	(27)	—		(27)
Total stockholders’ equity (deficit)	(393)	102		(291)
Total liabilities and stockholders’ equity (deficit)	$6,505	$(848)		$5,657

(1)Adjustments reflect:

(A) Elimination of the assets, liabilities, and cumulative currency translation adjustment of the Power Solutions segment, receipt of cash proceeds of $825, payment of approximately $25 of transaction fees and recognition of related gain on sale of $181, as if the sale occurred on August 2, 2015.

(B) Use of approximately $782 cash to redeem $675 outstanding principal of April 2012 Second Priority Notes, including a make-whole premium of approximately $85 and $22 of accrued, but unpaid, interest, as if the redemption had occurred on August 2, 2015. Also reflects the write-off of related unamortized deferred financing costs of $9 and recognition of an approximately $94 loss on extinguishment of debt.